Schedule A

to the

Sub-Advisory Agreement

by and between

Roundhill Financial, Inc.

And

Exchange Traded Concepts LLC

As of May 13, 2026

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser’s services rendered, a fee, calculated daily and paid monthly, at an annual rate based on the accumulative average daily net assets of each fund (whether that fund is a series of Roundhill ETF Trust or another trust) that ETC sub-advises and Roundhill is the investment adviser (or the Fund Sponsor), and subject to a minimum annual fee as follows:

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill S&P 500 Target 10 Managed Distribution ETF
Roundhill S&P 500 Target 20 Managed Distribution ETF
Roundhill GLP-1 & Weight Loss ETF
Roundhill Uranium ETF
Roundhill S&P 500 No Dividend Target ETF
Roundhill WeeklyPay™ Universe ETF
Roundhill Meme Stock ETF
Roundhill Robotaxi, Autonomous Vehicles & Technology ETF
Roundhill Space & Technology ETF
Current Series of Other Trusts Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill Video Games ETF
Roundhill Cannabis ETF
Roundhill Sports Betting & iGaming ETF
Roundhill Ball Metaverse ETF

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill China Magnificent Seven ETF
Roundhill Weekly T-Bill ETF
Roundhill Humanoid Robotics ETF
Current Series of Other Trusts Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill Magnificent Seven ETF

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill Bitcoin Covered Call Strategy ETF
Roundhill Daily 2X Long Magnificent Seven ETF
Roundhill Ether Covered Call Strategy ETF
Roundhill AAPL WeeklyPay™ ETF
Roundhill AMD WeeklyPay™ ETF
Roundhill AMZN WeeklyPay™ ETF
Roundhill COIN WeeklyPay™ ETF
Roundhill GOOGL WeeklyPay™ ETF
Roundhill META WeeklyPay™ ETF
Roundhill MSFT WeeklyPay™ ETF
Roundhill PLTR WeeklyPay™ ETF
Roundhill NVDA WeeklyPay™ ETF
Roundhill TSLA WeeklyPay™ ETF
Roundhill Magnificent Seven Covered Call ETF
Roundhill ABNB WeeklyPay™ ETF
Roundhill ARM WeeklyPay™ ETF
Roundhill AVGO WeeklyPay™ ETF
Roundhill BABA WeeklyPay™ ETF
Roundhill BRKB WeeklyPay™ ETF
Roundhill COST WeeklyPay™ ETF
Roundhill CRWD WeeklyPay™ ETF
Roundhill DKNG WeeklyPay™ ETF
Roundhill HOOD WeeklyPay™ ETF
Roundhill MSTR WeeklyPay™ ETF
Roundhill NFLX WeeklyPay™ ETF
Roundhill RDDT WeeklyPay™ ETF
Roundhill SHOP WeeklyPay™ ETF
Roundhill SPOT WeeklyPay™ ETF
Roundhill UBER WeeklyPay™ ETF
Roundhill Inverse Dow 30 WeeklyPay™ ETF
Roundhill Inverse Russell 2000 WeeklyPay™ ETF
Roundhill Inverse Innovation-100 WeeklyPay™ ETF
Roundhill Inverse S&P 500® WeeklyPay™ ETF
Roundhill Investment Grade Bond WeeklyPay™ ETF
Roundhill Bitcoin WeeklyPay™ ETF
Roundhill Dow 30 WeeklyPay™ ETF
Roundhill Russell 2000 WeeklyPay™ ETF
Roundhill Emerging Markets WeeklyPay™ ETF
Roundhill Innovation-100 WeeklyPay™ ETF
Roundhill Developed Markets WeeklyPay™ ETF
Roundhill Semiconductor WeeklyPay™ ETF
Roundhill Ether WeeklyPay™ ETF
Roundhill S&P 500® WeeklyPay™ ETF
Roundhill Gold WeeklyPay™ ETF

Roundhill Treasury Bond WeeklyPay™ ETF
Roundhill High Yield Bond WeeklyPay™ ETF
Roundhill Gold Miners WeeklyPay™ ETF
Roundhill Meme Stock Covered Call ETF
Roundhill Daily 2X Meme Stock Memory ETF
Roundhill APP WeeklyPay™ ETF
Roundhill ORCL WeeklyPay™ ETF
Roundhill UNH WeeklyPay™ ETF
Roundhill WMT WeeklyPay™ ETF
Roundhill Memory ETF
Roundhill HALO ETF

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill S&P 500 0DTE Covered Call Strategy ETF
Roundhill Innovation-100 0DTE Covered Call Strategy ETF
Roundhill Russell 2000 0DTE Covered Call Strategy ETF

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill Ultra Short Duration No Dividend Target ETF